                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.----)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                        Marathon Financial Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No Fee Required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(I) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                        MARATHON FINANCIAL CORPORATION
                               4095 VALLEY PIKE
                          WINCHESTER, VIRGINIA 22602



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 2, 2000


          The Annual Meeting of the Stockholders of Marathon Financial Corporation ("Corporation") will be held at the Travelodge of Winchester, 160 Front Royal Pike, Winchester, Virginia, at 7:00 p.m. local time on Tuesday, May 2, 2000, for the following purposes:

          .    To elect three (3) directors for three (3) year terms;

          . To ratify Yount, Hyde & Barbour, P.C. as the Corporation's public accountant for 2000; and

          . To transact other such business as may properly come before the Annual Meeting or any adjournment thereof.

          Stockholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at the meeting or any adjournment thereof. You may withdraw your proxy at any time prior to exercise thereof by delivering to the Corporation a proxy bearing a later date, by giving notice of revocation to the Corporation in writing prior to the Annual Meeting, or by giving the Corporation oral or written notice of the revocation at the Annual Meeting.

          Stockholders are simultaneously furnished with a copy of the Annual Report for the year ending December 31, 1999. All stockholders are urged to attend the Annual Meeting.


                              By order of the Board of Directors,




                              Donald L. Unger
                              President and Chief Executive Officer

                        MARATHON FINANCIAL CORPORATION
                               4095 VALLEY PIKE
                          WINCHESTER, VIRGINIA 22602


                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF STOCKHOLDERS


     This Proxy Statement is furnished in connection with the solicitation by the management of Marathon Financial Corporation (hereinafter referred to as the "Corporation"), on behalf of the Board of Directors, of proxies to be voted at the Annual Meeting of Stockholders of the Corporation to be held on May 2, 2000 or any adjournment thereof. The cost of this solicitation will be borne by the Corporation. Brokers will be reimbursed for their reasonable expenses in soliciting proxies from beneficial owners. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about April 3, 2000.

     All properly executed proxies in the accompanying form received by the Corporation prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Any proxy may be revoked by delivering to the Corporation a proxy bearing a later date, by giving notice of revocation to the Corporation in writing prior to the Annual Meeting, or by giving the Corporation oral or written notice of the revocation at the Annual Meeting.



                        VOTING SHARES AND VOTE REQUIRED


     As of March 31, 2000, the record date for the determination of stockholders entitled to notice of and to vote at the meeting (the "Record Date"), there were 2,051,441 shares of Common Stock of the Corporation outstanding. The presence at the Annual Meeting, in person or by Proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum. In the event there are not sufficient votes for a quorum at the time of the Annual Meeting, the meeting may be adjourned to permit further solicitation of proxies. For all matters to be voted on at the Annual Meeting, each share of Common Stock is entitled to one vote. Election of directors will be by a plurality of votes cast. Abstentions and broker non-votes will not be considered votes cast, but will be counted for purposes of determining the presence or absence of a quorum.

     Alice R. Hudson, O. L. Painter and James T. Wilson will serve as Inspectors of Elections.


                      PROPOSAL I.  ELECTION OF DIRECTORS

     The Corporation's Board of Directors contains eleven individuals. Three individuals are to be elected as directors of the Corporation at the Annual Meeting to serve for a term of three years expiring in 2003, and eight directors will continue to serve in accordance with their prior election. Nominees, Ralph S. Gregory and George R. Irvin, Jr., were last elected by the stockholders in 1997. Nominee, Walter H. Aikens was appointed to the Board of Directors on September 18, 1998.

     It is the intention of the persons named in the enclosed proxy, unless otherwise instructed by the stockholders, to vote for the above-named nominees, all of whom have consented to serve if elected. If, for any reason at the time of the meeting, any of the nominees becomes unable or is unwilling to serve, the persons named in the enclosed proxy will have discretionary authority to vote for a substitute nominee or nominees. It is not anticipated that any nominee will be unavailable for election.

Director-Nominees for Class I Directors serving until 2003:

     Ralph S. Gregory, 61, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of Gregory's, Incorporated (commercial contractor) in Stephens City, Virginia.

     George R. Irvin, Jr., 64, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is retired and the former chairman of Irvin, Incorporated (wholesale candy and tobacco distributor) in Edinburg, Virginia.

     Walter H. Aikens, 50, has served as a director of the Corporation since 1998 and of the Bank since 1998. He is President of H & W Construction Co., Inc., President of Aikens Corporation, and develops real estate for rental property.

Continuing Class II Directors serving until 2001.

     Frank H. Brumback, 75, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is Chairman of the Bank and the Corporation; Vice President of Woodbine Farms, Incorporated (orchardist) in Winchester, Virginia; and President of BGW, Incorporated (real estate) in Winchester, Virginia.

     Robert W. Claytor, 52, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of H. N. Funkhouser & Company (petroleum distributor) in Winchester, Virginia.

     Clifton L. Good, 62, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of Clifton L. Good Realty, Incorporated, in Front Royal, Virginia.

     Donald L. Unger, 57, has served as a director of the Corporation since 1993 and of the Bank since 1993. He has served as President and Chief Executive Officer of the Bank and the Corporation since April 1992.

Continuing Class III Directors serving until 2002:

     Joseph W. Hollis, 46, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is President of B. J. Sager (beer distributor) in Winchester, Virginia.

     Gerald H. Kidwell, 78, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is a farmer and former budget analyst with the federal government in Washington, D.C.

     Lewis W. Spangler, 57, has served as a director of the Corporation since 1989 and of the Bank since 1987. He is Vice President of Jones & Frank Corporation (petroleum equipment sales & distribution) in Winchester, Virginia; and Vice President and Manager of Oil Equipment Properties (real estate) in Winchester, Virginia.

     Thomas W. Grove, 59, has served as a director of the Corporation since 1993 and of the Bank since 1993. He is President of T. W. Grove Construction, Inc. in Front Royal, Virginia.

Meetings and Committees of the Board of Directors

     The Board of Directors held a total of 13 meetings in 1999. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the board and the number of meetings held by all committees on which he served.

     The Board of Directors of the Bank has standing Audit, Loan, Compensation, Nominating, and Stock Option Committees.

     The Audit Committee is responsible for receiving the audit and examination reports of the internal accounting staff, the independent public accountants and the banking examiners. The Audit Committee held seven meetings in 1999. The present members of the Audit Committee are Messrs. Hollis, Good, Irvin, Kidwell, and Unger.

     The Loan Committee considers new loan applications which are in excess of individual officer limits and monitors (with management) the Bank's loan portfolio. The Loan Committee held 39 meetings in 1999. The present members of the Loan Committee are Messrs. Claytor, Aikens, Brumback, Good, Gregory, Grove, Kidwell, Spangler, and Unger.

     The Compensation Committee is responsible for supervising, hiring, and setting compensation levels for the Bank's personnel. The Compensation Committee met five times in 1999. The present members of the Compensation Committee are Messrs. Irvin, Claytor, Hollis, Spangler, and Unger.

     The Nominating Committee nominates persons to serve on the Board of Directors and is comprised of three members who change annually. The Nominating Committee met one time in 1999. The present members of the Nominating Committee are Messrs. Claytor, Good and Spangler.

     The Stock Options Committee is comprised of Messrs. Irvin, Hollis, Claytor and Spangler. The Committee is responsible for administering the 1996 Long-Term Incentive Plan. The Stock Options Committee did not meet in 1999.


                            EXECUTIVE COMPENSATION


Summary of Executive Compensation Table


     The following table presents an overview of executive compensation paid during 1999, 1998 and 1997 to Donald L. Unger, the Corporation's President and Chief Executive Officer. No other executive officer's compensation totaled over $100,000 during 1999.


                          Summary Compensation Table

                                                     Long Term
                              Annual Compensation   Compensation
                              -------------------   ------------
                                                     Securities
                                                     Underlying    All Other
      Name              Year      Salary   Bonus     Options (#)  Compensation
      ----              ----     --------  ------   ------------  ------------
Donald L. Unger         1999     $122,000  $8,050        -0-        $9,760/(1)/
   President & Chief    1998     $115,000  $8,050        -0-        $9,200/(2)/
   Executive Officer    1997     $108,000  $6,040     $2,203/(3)/   $8,000/(4)/

____________

/(1)/ Includes $5,155 in contributions to the Corporation's 401(k) Plan on behalf of Mr. Unger, and $2,845 in contributions to the Corporation's Excess Benefit Plan on behalf of Mr. Unger pursuant to Mr. Unger's Employment Agreement.

/(2)/ Includes $2,153 in contributions to the Corporations 401(k) Plan on behalf of Mr. Unger, and $7,047 in contributions to the Corporation's Excess Benefit Plan on behalf of Mr. Unger pursuant to Mr. Unger's Employment Agreement.

/(3)/ These options were granted by the Board of Directors in lieu of compensation.

/(4)/ Includes a $5,155 contribution to the Corporation's 401(k) Plan on behalf of Mr. Unger, and $2,845 accrued pursuant to Mr. Unger's previous Employment Agreement.

Fiscal Year End Option Values


     The following table presents, for Donald L. Unger, information regarding the number and value of all his unexercised stock options at December 31, 1999.


                                       Number of                 Value of
                                      Unexercised              Unexercised
                                       Options at              in-the-Money
                                      12/31/99 (#)              Options at
                                      Exercisable/             12/31/99 ($)
                    Name              Unexercisable                 (1)
                    ----              -------------            ------------

               Donald L. Unger        17,500/7,500             20,790/8,910

_________________________________

(1) Based upon a market value of $ 6.19 per share as of the close of trading for the year ended December 31, 1999.

Executive Officer Employment Agreement

     The Corporation and Mr. Unger entered into an employment agreement on April 1, 1998 (the "Agreement"). The Agreement was automatically renewed on March 31, 2000 for a one year period, and will automatically renew for successive one year periods thereafter unless expressly terminated by the Corporation.

     As compensation under the Agreement, Mr. Unger receives a base salary of $108,000. As additional compensation under the Agreement and at the election and in the discretion of the Board of Directors, Mr. Unger may receive a bonus in the form of cash or options to purchase common stock of the Corporation. The Agreement permits Mr. Unger to participate in any benefit plans adopted by the Corporation under the same terms and conditions as other employees of the Corporation.

     In the event of a change in control of the Corporation, the Agreement provides that Mr. Unger shall receive a cash payment equal to the greater of (i) the amount of salary due to Mr. Unger for the remainder of the term of the Agreement or (ii) the product of his annual salary and the multiple of the book value per share of the Corporation's Common Stock received by the Corporation's stockholders in connection with such change of control, provided such multiple does not exceed 3.

Compensation of Directors

     In 1999, directors of the Corporation were paid an annual retainer fee of $1,200 and directors' fees for meetings attended as follows:


          Board of Directors Meetings                        $   400
          Loan, Audit and Compensation Committee Meetings    $    50

Defined Contribution Retirement Plan

     The Corporation has a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code covering employees who have completed six months of service and who are at least 21 years of age.

Certain Relationships and Related Transactions

     The Corporation's officers, directors, their immediate families and affiliated companies in which they are stockholders maintain normal business relationships with the Bank. Loans made by the Bank are made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and do not involve more than normal risks of collectibility or present other unfavorable features. The aggregate amount of such loans was $2,743,082 at December 31, 1999.

     The Bank also has a lease with Post Office Plaza, L.C. of which Donald L. Unger, President, Chief Executive Officer and director of the Corporation, and Thomas W. Grove, a director of the Corporation, each own 25%. The lease arrangement was approved by the Bureau of Financial Institutions of the Virginia State Corporation Commission and the Federal Reserve Board in regard to establishing a branch at 300 Warren Avenue, Front Royal, Warren County, Virginia. The land lease became effective in July 1993 and converted into a lease for both the land and building thereon in June 1996. The lease expires on June 30, 2016. The rent paid on the lease totaled $47,354 for the year 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who beneficially own more than 10% of a registered class of equity securities of the Corporation to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the SEC and NASDAQ. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation, the Corporation believes that all reporting requirements under Section 16(a) for 1999 were met in a timely manner by its directors and executive officers.



                       SECURITY OWNERSHIP OF MANAGEMENT


     The following table sets forth information as of March 31, 2000, relating to the beneficial ownership of the Corporation's Common Stock by (i) each of the Corporation's directors and named executive officer who own Common Stock and
(ii) all of the Corporation's directors and executive officers as a group. The Corporation is not aware of any person or group of affiliated persons who owns more than 5% of the Common Stock of the Corporation. All of the Corporation's directors and named executive officer receive mail at the Corporation's principal executive offices at 4095 Valley Pike, Winchester, Virginia 22602.

                                   Number of Shares           Percent of
        Name                      Beneficially Owned       Outstanding Shares
        ----                      ------------------       ------------------

  Walter H. Aikens                     19,864/(1)/                 *
  Frank H. Brumback                    42,055/(2)/                2.38%
  Robert W. Claytor                    55,061/(3)/                3.01%
  Clifton L. Good                      64,943/(4)/                3.35%
  Ralph S. Gregory                     74,856/(5)/                3.98%
  Thomas W. Grove                      16,009/(6)/                1.12%
  Joseph W. Hollis                     65,701/(7)/                3.53%
  George R. Irvin, Jr.                 74,710/(8)/                3.97%
  Gerald H. Kidwell                    62,529/(9)/                3.43%
  Lewis W. Spangler                    44,031/(10)/               2.48%
  Donald L. Unger                      24,022/(11)/               2.01%
  Directors and Executive
   Officers as a Group                543,781                    29.12%
    (11 persons)

_______________

*         Less than 1% ownership

          Unless otherwise indicated in the footnotes, the individuals named above have sole voting and investment powers over the shares beneficially owned by them.

(1) Includes (i) 11,806 shares held by Aikens Investments Limited Partnership, L.L.P. and (ii) 3,529 shares held by Harry W. Aikens Limited Partnership, L.L.P. ("Aikens Limited"). Mr. Aikens disclaims beneficial ownership of the 3,529 shares owned by Aikens Limited.

(2) Includes (i) 7,000 shares which Mr. Brumback has a right to acquire within 60 days through exercise of stock options granted under the 1996 Long-Term Incentive Plan (the "Incentive Plan") and (ii) 16,802 shares owned jointly by Mr. Brumback and his nephew, Harman Brumback.

(3) Includes (i) 7,000 shares which Mr. Claytor has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 29,352 shares owned jointly by Mr. Claytor and his wife, (iii) 2,928 held in Mr. Claytor's IRA account, (iv) 2,928 shares held in Mr. Claytor's wife's IRA account, (v) 353 shares held directly by Mr. Claytor's wife and
     (vi) 5,618 shares held by Mr. Claytor's daughter. Mr. Claytor disclaims beneficial ownership of the 353 shares owned directly by his wife, the 2,928 shares held in Mr. Claytor's wife's IRA account and the 5,618 shares held directly by his daughter.

(4) Includes (i) 4,000 shares which Mr. Good has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 20,328 shares owned jointly by Mr. Good and his wife, (iii) 20,970 shares owned by Clifton L. Good Realty, Incorporated ("Good Realty") and
     (iv) 5,556 shares held directly by Mr. Good's wife. Mr. Good owns 50% of Good Realty, and he has shared voting and investment power with respect to such shares. Mr. Good disclaims beneficial ownership of the 5,556 shares owned directly by his wife.

(5) Includes (i) 7,000 shares which Mr. Gregory has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 43,427 shares owned jointly by Mr. Gregory and his wife, (iii) 402 shares owned jointly by Mr. Gregory, his wife and children, (iv) 2,423 shares held in Mr. Gregory's IRA account and (v) 3,834 shares owned by Gregory's, Incorporated ("Gregory's"). Mr. Gregory is President of Gregory's, and he has shared voting and investment power with respect to such shares.

(6) Includes 7,000 shares which Mr. Grove has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan.

(7) Includes (i) 7,000 shares which Mr. Hollis has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 36,009 shares owned jointly by Mr. Hollis and his wife, (iii) 201 shares held by Mr. Hollis for the benefit of his daughter, (iv) 17,646 shares owned by B.J. Sager, Incorporated ("Sager"), (v) 1,615 shares held directly by Mr. Hollis' wife and (vi) 201 shares held by Mrs. Hollis for the benefit of her daughter. Mr. Hollis is President of Sager, and he has shared voting and investment power with respect to such shares. Mr. Hollis disclaims beneficial ownership of the 1,615 shares owned directly by his wife.

(8) Includes (i) 7,000 shares which Mr. Irvin has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan and
     (ii) 1,210 shares held directly by Mr. Irvin's wife. Mr. Irvin disclaims beneficial ownership of the 1,210 shares owned directly by his wife.

(9) Includes (i) 5,000 shares which Mr. Kidwell has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan and (ii) 54,520 shares owned jointly by Mr. Kidwell and his wife and (iii) 2000 shares owned directly by Mr. Kidwell's wife. Mr. Kidwell disclaims beneficial ownership of the shares held directly by his wife.

(10) Includes (i) 7,000 shares which Mr. Spangler has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 4,442 shares held in Mr. Spangler's IRA account, (iii) 201 shares owned by Mr. Spangler's wife, and (iv) 201 shares owned by Mr. Spangler's daughter. Mr. Spangler disclaims beneficial ownership of the 201 shares owned directly by his wife.

(11) Includes (i) 15,000 shares which Mr. Unger has a right to acquire within 60 days through exercise of stock options granted under the Incentive Plan,
     (ii) 2,500 shares which Mr. Unger has a right to acquire within 60 days through exercise of stock options granted under Mr. Unger's Employment Agreement, and (iii) 4,522 shares owned jointly by Mr. Unger and his wife.


                        INDEPENDENT PUBLIC ACCOUNTANTS

          Yount, Hyde & Barbour, P.C. served as the Corporation's independent public accountant in 1999 and has been selected by the Corporation to audit the books and accounts of the Corporation and its subsidiary in 2000. The Board of Directors desires that such appointment be ratified by the Corporation's stockholders. The Corporation does not expect that a representative of Yount, Hyde & Barbour, P.C. will be present at the Annual Meeting. If such representative is present, however, he or she will have an opportunity to make a statement and will be available to respond to appropriate questions.


                       SUBMISSION OF PROPOSALS FOR 2001

          Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Corporation no later than December 6, 2000, in order to be considered for inclusion in the Corporation's proxy materials for the 2001 Annual Meeting of Stockholders.

                                 OTHER MATTERS

     Management is not aware of any other business to come before the meeting as of the date of the preparation of this Proxy Statement. If, however, any matters not presently known to management should come before the meeting, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by such proxies in accordance with their discretion.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY.


                              By order of the Board of Directors,



                              Donald L. Unger
                              President and Chief Executive Officer


Winchester, Virginia
April 3, 2000

                        MARATHON FINANCIAL CORPORATION
                               4095 VALLEY PIKE
                          WINCHESTER, VIRGINIA 22602

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR THE MAY 2, 2000 ANNUAL MEETING OF STOCKHOLDERS


     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated the 3/rd/ day of April, 2000, and revoking all prior proxies, hereby appoints Thomas W. Grove and Joseph W. Hollis, and either of them as proxies with full power of substitution, and hereby authorizes such proxies, and either of them, to represent and to vote, as designated below, all of the shares of common Stock of marathon Financial Corporation, held of record by the undersigned on March 31, 2000, at the Annual Meeting of Stockholders to be held on May 2, 2000 or at any adjournment thereof.

     The Board of Directors Unanimously Recommends a vote in favor of Proposal 1 and Proposal 2.

1. For election of Directors for the term specified in the Proxy Statement and until their successors are elected and have qualified.

          [_] IN FAVOR                                 [_] AGAINST
                               Ralph S. Gregory
                             George R. Irvin, Jr.
                               Walter H. Aikens

     AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES MAY BE WITHHELD BY STRIKING THROUGH THE NOMINEE'S NAME LISTED ABOVE.

2. For ratification of Yount, Hyde & Barbour, P.C. to serve as the Corporation's public accountant to audit the books and accounts of the Corporation and its subsidiary in 2000.

          [_] IN FAVOR                                 [_] AGAINST

3. In their discretion, upon such other matters as may properly come before the meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be vote in favor of Proposal 1 and Proposal 2.

     PLEASE SIGN exactly as your name appears hereon.  When shares are held by
     -----------
     joint tenants, only one such person needs to sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president and other authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark sign, date and return
                                             ---------------------------------
     this proxy promptly using the enclosed envelope.
     -----------------------------------------------



DATE:____________________________, 2000       _____________________________
                                                        Signature


[_] Will attend meeting.                      _____________________________
                                                        Signature